Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2025 First Quarter Financial Results

•
Q1 GAAP Earnings per Share up 20% to $1.03, Non-GAAP Earnings per Share up 17% to $1.39
•
Q1 Total Revenue $13.3 billion, up 7% in USD and up 8% in constant currency
•
Q1 Total Remaining Performance Obligations up 53% to $99 billion
•
Q1 Cloud Revenue (IaaS plus SaaS) $5.6 billion, up 21% in USD and up 22% in constant currency
•
Q1 Cloud Infrastructure (IaaS) Revenue $2.2 billion, up 45% in USD and up 46% in constant currency
•
Q1 Cloud Application (SaaS) Revenue $3.5 billion, up 10% in both USD and constant currency
•
Q1 Fusion Cloud ERP (SaaS) Revenue $0.9 billion, up 16% in USD and up 17% in constant currency
•
Q1 NetSuite Cloud ERP (SaaS) Revenue $0.9 billion, up 20% in both USD and constant currency

AUSTIN, Texas, September 9, 2024 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2025 Q1 results. Total quarterly revenues were up 7% year-over-year in USD, and up 8% in constant currency to $13.3 billion. Cloud services revenues were up 21% year-over-year in USD, and up 22% in constant currency to $5.6 billion. Cloud license and on-premise license revenues were up 7% in USD and up 8% in constant currency to $870 million.

Q1 GAAP operating income was $4.0 billion. Non-GAAP operating income was $5.7 billion, up 13% in USD and up 14% in constant currency. GAAP operating margin was 30%, and non-GAAP operating margin was 43%. GAAP net income was $2.9 billion. Non-GAAP net income was $4.0 billion, up 18% in USD and up 19% in constant currency. Q1 GAAP earnings per share was $1.03, up 20% in USD and up 22% in constant currency, while non-GAAP earnings per share was $1.39, up 17% in USD and up 18% in constant currency.

Short-term deferred revenues were $11.5 billion. Over the last twelve months, operating cash flow was $19.1 billion and free cash flow was $11.3 billion.

“As Cloud Services became Oracle’s largest business, both our operating income and earnings per share growth accelerated,” said Oracle CEO, Safra Catz. “Non-GAAP operating income was up 14% in constant currency to $5.7 billion, and non-GAAP EPS was up 18% in constant currency to $1.39 in Q1. RPO was up 53% from last year to a record $99 billion. That strong contract backlog will increase revenue growth throughout FY25. But the biggest news of all was signing a MultiCloud agreement with AWS—including our latest technology Exadata hardware and Version 23ai of our database software—embedded into AWS cloud datacenters. AWS customers will get easy and convenient access to the Oracle database when we go live in December later this year.”

“Oracle has 162 cloud datacenters in operation and under construction around the world,” said Oracle Chairman and CTO, Larry Ellison. “The largest of these datacenters is 800 megawatts and will contain acres of NVIDIA GPU Clusters for training large scale AI models. In Q1, 42 additional cloud GPU contracts were signed for a total of $3 billion. Our database business growth rate is increasing as a result of our MultiCloud agreements with Microsoft and Google. At the end of Q1, 7 Oracle Cloud regions were live at Microsoft with 24 more being built, and 4 Oracle Cloud regions were live at Google with 14 more being built. Our recently signed AWS contract was a milestone in the MultiCloud Era. Soon customers will be able use the latest Oracle database technology from within every Hyperscaler’s cloud.”

The board of directors declared a quarterly cash dividend of $0.40 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 10, 2024, with a payment date of October 24, 2024.

•
A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•
A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•
To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports/.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, MySQL, and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

"Safe Harbor" Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, including the expectations for converting the Remaining Performance Obligations to revenue, the timing and build out of additional datacenters, and future growth as a result of our MultiCloud strategy, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services, including our AI products; our management of complex cloud and hardware offerings, including the sourcing of technologies and technology components; our ability to secure data center capacity; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; economic, political and market conditions; information technology system failures, privacy and data security concerns; cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of September 9, 2024. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2024	% of Revenues	2023	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$10,519	79%	$9,547	77%	10%	11%
Cloud license and on-premise license	870	7%	809	6%	7%	8%
Hardware	655	5%	714	6%	(8%)	(8%)
Services	1,263	9%	1,383	11%	(9%)	(8%)
Total revenues	13,307	100%	12,453	100%	7%	8%
OPERATING EXPENSES
Cloud services and license support	2,597	19%	2,179	18%	19%	20%
Hardware	162	1%	219	2%	(26%)	(25%)
Services	1,147	9%	1,212	10%	(5%)	(5%)
Sales and marketing	2,036	15%	2,026	16%	1%	1%
Research and development	2,306	17%	2,216	18%	4%	5%
General and administrative	358	3%	393	3%	(9%)	(8%)
Amortization of intangible assets	624	5%	763	6%	(18%)	(18%)
Acquisition related and other	13	0%	11	0%	9%	9%
Restructuring	73	1%	138	1%	(47%)	(47%)
Total operating expenses	9,316	70%	9,157	74%	2%	2%
OPERATING INCOME	3,991	30%	3,296	26%	21%	22%
Interest expense	(842)	(6%)	(872)	(7%)	(3%)	(3%)
Non-operating income (expenses), net	20	0%	(49)	0%	*	*
INCOME BEFORE INCOME TAXES	3,169	24%	2,375	19%	33%	36%
(Provision for) benefit from income taxes	(240)	(2%)	45	0%	*	*
NET INCOME	$2,929	22%	$2,420	19%	21%	23%
EARNINGS PER SHARE:
Basic	$1.06		$0.89
Diluted	$1.03		$0.86
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,761		2,728
Diluted	2,851		2,823

(1)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2024 compared with the corresponding prior year period decreased our total revenues by 1 percentage point and operating income by 1 percentage point.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2025 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2024 GAAP	Adj.	2024 Non-GAAP	2023 GAAP	Adj.	2023 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$13,307	$—	$13,307	$12,453	$—	$12,453	7%	7%	8%	8%
TOTAL OPERATING EXPENSES	$9,316	$(1,717)	$7,599	$9,157	$(1,761)	$7,396	2%	3%	2%	3%
Stock-based compensation (3)	1,007	(1,007)	—	849	(849)	—	19%	*	19%	*
Amortization of intangible assets (4)	624	(624)	—	763	(763)	—	(18%)	*	(18%)	*
Acquisition related and other	13	(13)	—	11	(11)	—	9%	*	9%	*
Restructuring	73	(73)	—	138	(138)	—	(47%)	*	(47%)	*
OPERATING INCOME	$3,991	$1,717	$5,708	$3,296	$1,761	$5,057	21%	13%	22%	14%
OPERATING MARGIN %	30%		43%	26%		41%	353 bp.	228 bp.	366 bp.	232 bp.
INCOME TAX EFFECTS (5)	$(240)	$(682)	$(922)	$45	$(823)	$(778)	*	18%	*	20%
NET INCOME	$2,929	$1,035	$3,964	$2,420	$938	$3,358	21%	18%	23%	19%
DILUTED EARNINGS PER SHARE	$1.03		$1.39	$0.86		$1.19	20%	17%	22%	18%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,851	—	2,851	2,823	—	2,823	1%	1%	1%	1%

(1)
This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.
(3)
Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2024			Three Months Ended August 31, 2023
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$141	$(141)	$—	$111	$(111)	$—
Hardware	6	(6)	—	5	(5)	—
Services	43	(43)	—	34	(34)	—
Sales and marketing	162	(162)	—	135	(135)	—
Research and development	569	(569)	—	484	(484)	—
General and administrative	86	(86)	—	80	(80)	—
Total stock-based compensation	$1,007	$(1,007)	$—	$849	$(849)	$—
(4)
Estimated future annual amortization expense related to intangible assets as of August 31, 2024 was as follows:

Remainder of fiscal 2025	$1,683
Fiscal 2026	1,639
Fiscal 2027	672
Fiscal 2028	635
Fiscal 2029	561
Fiscal 2030	522
Thereafter	558
Total intangible assets, net	$6,270

(5)
Income tax effects were calculated reflecting an effective GAAP tax rate of 7.6% and (1.9%) in the first quarter of fiscal 2025 and 2024, respectively, and an effective non-GAAP tax rate of 18.9% and 18.8% in the first quarter of fiscal 2025 and 2024, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first quarters of fiscal 2025 and 2024 was primarily due to the net tax effects related to stock-based compensation expense; acquisition related and other items, including the tax effects on amortization of intangible assets; and restructuring expense, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2024	May 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$10,616	$10,454
Marketable securities	295	207
Trade receivables, net	8,021	7,874
Prepaid expenses and other current assets	4,140	4,019
Total Current Assets	23,072	22,554
Non-Current Assets:
Property, plant and equipment, net	23,094	21,536
Intangible assets, net	6,270	6,890
Goodwill, net	62,249	62,230
Deferred tax assets	12,219	12,273
Other non-current assets	17,310	15,493
Total Non-Current Assets	121,142	118,422
TOTAL ASSETS	$144,214	$140,976
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and other borrowings, current	$9,201	$10,605
Accounts payable	2,207	2,357
Accrued compensation and related benefits	1,772	1,916
Deferred revenues	11,455	9,313
Other current liabilities	7,410	7,353
Total Current Liabilities	32,045	31,544
Non-Current Liabilities:
Notes payable and other borrowings, non-current	75,314	76,264
Income taxes payable	11,038	10,817
Deferred tax liabilities	3,442	3,692
Other non-current liabilities	11,106	9,420
Total Non-Current Liabilities	100,900	100,193
Stockholders’ Equity	11,269	9,239
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$144,214	$140,976

ORACLE CORPORATION

Q1 FISCAL 2025 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$2,929	$2,420
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	804	712
Amortization of intangible assets	624	763
Deferred income taxes	(151)	(517)
Stock-based compensation	1,007	849
Other, net	130	169
Changes in operating assets and liabilities:
(Increase) decrease in trade receivables, net	(81)	380
Decrease in prepaid expenses and other assets	367	269
Decrease in accounts payable and other liabilities	(531)	(457)
Increase in income taxes payable	24	69
Increase in deferred revenues	2,305	2,317
Net cash provided by operating activities	7,427	6,974
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(477)	(333)
Proceeds from sales and maturities of marketable securities and other investments	15	85
Capital expenditures	(2,303)	(1,314)
Net cash used for investing activities	(2,765)	(1,562)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(150)	(150)
Proceeds from issuances of common stock	179	308
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(851)	(1,060)
Payments of dividends to stockholders	(1,103)	(1,091)
Repayments of commercial paper, net	(396)	(562)
Proceeds from issuances of term loan credit agreements	5,627	—
Repayments of senior notes and term loan credit agreements	(7,630)	(1,000)
Other, net	(261)	27
Net cash used for financing activities	(4,585)	(3,528)
Effect of exchange rate changes on cash and cash equivalents	85	(36)
Net increase in cash and cash equivalents	162	1,848
Cash and cash equivalents at beginning of period	10,454	9,765
Cash and cash equivalents at end of period	$10,616	$11,613

ORACLE CORPORATION

Q1 FISCAL 2025 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2024				Fiscal 2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$17,745	$17,039	$18,239	$18,673	$19,126

Capital Expenditures	(8,290)	(6,935)	(5,981)	(6,866)	(7,855)

Free Cash Flow	$9,455	$10,104	$12,258	$11,807	$11,271

Operating Cash Flow % Growth over prior year	68%	13%	18%	9%	8%

Free Cash Flow % Growth over prior year	76%	20%	68%	39%	19%

GAAP Net Income	$9,375	$10,137	$10,642	$10,467	$10,976

Operating Cash Flow as a % of Net Income	189%	168%	171%	178%	174%

Free Cash Flow as a % of Net Income	101%	100%	115%	113%	103%

(1)
To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2025 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2024					Fiscal 2025
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$4,635	$4,775	$5,054	$5,311	$19,774	$5,623				$5,623
License support	4,912	4,864	4,909	4,923	19,609	4,896				4,896
Cloud services and license support	9,547	9,639	9,963	10,234	39,383	10,519				10,519
Cloud license and on-premise license	809	1,178	1,256	1,838	5,081	870				870
Hardware	714	756	754	842	3,066	655				655
Services	1,383	1,368	1,307	1,373	5,431	1,263				1,263
Total revenues	$12,453	$12,941	$13,280	$14,287	$52,961	$13,307				$13,307
AS REPORTED REVENUE GROWTH RATES
Cloud services	30%	25%	25%	20%	25%	21%				21%
License support	2%	2%	1%	0%	1%	0%				0%
Cloud services and license support	13%	12%	12%	9%	12%	10%				10%
Cloud license and on-premise license	(10%)	(18%)	(3%)	(15%)	(12%)	7%				7%
Hardware	(6%)	(11%)	(7%)	(1%)	(6%)	(8%)				(8%)
Services	2%	(2%)	(5%)	(6%)	(3%)	(9%)				(9%)
Total revenues	9%	5%	7%	3%	6%	7%				7%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	29%	24%	24%	20%	24%	22%				22%
License support	0%	0%	1%	1%	0%	0%				0%
Cloud services and license support	12%	11%	11%	10%	11%	11%				11%
Cloud license and on-premise license	(11%)	(19%)	(3%)	(14%)	(12%)	8%				8%
Hardware	(8%)	(12%)	(7%)	0%	(7%)	(8%)				(8%)
Services	1%	(3%)	(5%)	(6%)	(3%)	(8%)				(8%)
Total revenues	8%	4%	7%	4%	6%	8%				8%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$4,471	$4,474	$4,584	$4,642	$18,172	$4,769				$4,769
Infrastructure cloud services and license support	5,076	5,165	5,379	5,592	21,211	5,750				5,750
Total cloud services and license support revenues	$9,547	$9,639	$9,963	$10,234	$39,383	$10,519				$10,519
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	11%	10%	10%	6%	9%	7%				7%
Infrastructure cloud services and license support	15%	14%	13%	12%	14%	13%				13%
Total cloud services and license support revenues	13%	12%	12%	9%	12%	10%				10%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	11%	9%	10%	6%	9%	7%				7%
Infrastructure cloud services and license support	14%	12%	13%	13%	13%	14%				14%
Total cloud services and license support revenues	12%	11%	11%	10%	11%	11%				11%
GEOGRAPHIC REVENUES
Americas	$7,841	$8,067	$8,270	$8,945	$33,122	$8,372				$8,372
Europe/Middle East/Africa	3,005	3,170	3,316	3,539	13,030	3,228				3,228
Asia Pacific	1,607	1,704	1,694	1,803	6,809	1,707				1,707
Total revenues	$12,453	$12,941	$13,280	$14,287	$52,961	$13,307				$13,307

(1)
The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)
We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2024 and 2023 for the fiscal 2025 and fiscal 2024 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2025 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.